Exhibit 99.1

KIMBALL INTERNATIONAL, INC. REPORTS SECOND QUARTER 2022 RESULTS

— Strong Demand Drove 11% Revenue Growth; Revenue from Workplace and Health Up 18% —
— Adjusted Gross Margin Was 31.8%, a 40-Basis Point Sequential Expansion —
— Order Rates Up 28%, and Up 35% for Workplace and Health End Markets —
— Third Consecutive Quarter of Consistent Double-Digit Workplace and Health Order Growth —
— Reaffirms Full Fiscal Year 2022 Guidance —

JASPER, IN (February 3, 2022) - Kimball International, Inc. (NASDAQ: KBAL) today announced results for the second quarter ended December 31, 2021.
Selected Financial Highlights:
Second Quarter FY 2022
•Net sales of $151.4 million
•Gross margin of 30.7%; Adjusted gross margin of 31.8%
•Selling and administrative expenses (S&A) of $51.9 million; Adjusted S&A of $48.5 million
•Net loss of $21.3 million; Adjusted net loss of $5.7 million
•Diluted EPS of $(0.58); Adjusted diluted EPS was $(0.16)
•Adjusted EBITDA of $4.0 million
•Backlog of $196.9 million
Management Commentary

CEO Kristie Juster commented, “Demand for Kimball International products remained strong in the second quarter, driving double-digit, year-on-year revenue growth. Our Workplace and Health end markets accounted for 89% of second quarter revenues and posted combined revenue growth of 18%. Order rates continued to be robust, driving record backlog levels, which support our expectations for strong second half performance and underpin our confidence in our full year guidance.

“Revenue and order growth was broad-based across most of our key Workplace and Health verticals. Ancillary products that are the cornerstones of the new-forming collaboration and culture-focused workplace environment, accounted for 85% of second quarter sales. Shipments to smaller metropolitan areas that are primary markets for our products, represented 81% of second quarter sales. We did, however, experience continued supply chain disruption and inventory availability issues that affected Poppin’s in stock business model. These factors particularly impacted sales at Poppin, causing a pause in the positive sequential momentum in sales, which we expect to resume in the second half of this fiscal year.

“Our industry continues to experience supply chain and labor issues that have increased costs and constrained our ability to produce and ship. Despite these issues, we were able to deliver an adjusted gross margin that improved 40 bps sequentially. We expect improving operating conditions and additional price increases on orders booked in calendar 2021 to result in expanded gross and EBITDA margins as we convert strong demand into greater increases in revenue and profitability.”

Overview

Second Quarter Fiscal 2022 Results

Consolidated net sales increased 11% to $151.4 million from the year ago quarter led by continued strength in the Workplace and Health verticals and the addition of the Poppin business. Adjusted gross margin increased 40 basis points sequentially to 31.8% while declining from 33.5% in the second quarter of fiscal 2021, and continued to be pressured by raw material inflation and higher freight and labor costs, partially offset by price increases and ongoing cost saving programs. Adjusted selling and administrative expenses (S&A) of $48.5 million, or 32.0% of net sales, declined $0.1 million sequentially while increasing from $40.7 million in last year’s second quarter. Net loss was $21.3 million, or $0.58 per diluted share, inclusive of a $34.1 million non-cash goodwill impairment charge associated with the Poppin acquisition and attributable primarily to the near-term impact of the COVID-19 pandemic. This goodwill impairment reflects our revised assumptions about the near-term operating performance, however, we still believe in the value of both Poppin’s core business model as well as our PoppinPro distribution channel. The impact of these charges was offset partially by a non-cash contingent earn-out benefit of $22.5 million. Adjusted net loss was $5.7 million, or $0.16 per diluted share. Adjusted EBITDA was $4.0 million compared to $9.1 million in the year ago quarter.

Net Sales by End Market
	Three Months Ended			Six Months Ended
(Unaudited)	December 31,			December 31,
(Amounts in Millions)	2021	2020	% Change	2021	2020	% Change
Workplace *	$106.1	$87.4	21%	$213.2	$182.7	17%
Health	28.5	27.0	6%	53.1	47.6	12%
Hospitality	16.8	21.8	(23%)	41.7	53.8	(22%)
Total Net Sales	$151.4	$136.2	11%	$308.0	$284.1	8%

Orders Received by End Market
	Three Months Ended			Six Months Ended
(Unaudited)	December 31,			December 31,
(Amounts in Millions)	2021	2020	% Change	2021	2020	% Change
Workplace *	$123.8	$87.1	42%	$239.0	$166.6	43%
Health	30.9	27.4	13%	60.5	49.7	22%
Hospitality	17.9	20.4	(12%)	50.9	58.5	(13%)
Total Orders	$172.6	$134.9	28%	$350.4	$274.8	28%

* Workplace end market includes education, government, commercial, and financial vertical markets and eBusiness

Summary and Outlook

“We are pleased with the strong year-to-date demand we have experienced across our product portfolio, geographies, and vertical markets, which underscores the relevance of Kimball International’s innovative product designs that provide the flexibility and adaptability needed in today’s workplace.

“Consistently strong order rates in our Workplace and Health markets have resulted in a record backlog heading into the second half of fiscal 2022. Thus, we reaffirm our fiscal 2022 guidance for 15-20% revenue growth with adjusted gross margin in the third quarter similar to first half levels, followed by greater expansion in the fourth quarter as we benefit from higher volumes, price increases and ongoing efficiency projects. As previously noted, we expect to continue to invest in growth during fiscal 2022 by opening and scaling new Poppin showrooms in Miami, Austin and Atlanta, maintaining our commitment and focus around new product initiatives such as EverySpace, and continuing investment in our selling organization.”

Third Quarter FY 2022 Guidance Ranges
	Low	High
Revenue growth (year-over-year)	23%	25%
Adjusted gross margin	Approx. 31%
Adjusted S&A	$50 million	$52 million

Non-GAAP Financial Measures

This press release contains non-GAAP financial measures. A non-GAAP financial measure is a numerical measure of a company’s financial performance that excludes amounts so as to be different than the most directly comparable measure calculated and presented in accordance with Generally Accepted Accounting Principles (“GAAP”) in the United States in the statements of income, statements of comprehensive income, balance sheets, or statements of cash flows of the Company. The non-GAAP financial measures used within this release are (1) organic net sales, defined as net sales excluding acquisition-related net sales; (2) adjusted gross profit; (3) adjusted selling and administrative expense; (4) adjusted EBITDA; (5) adjusted operating income; (6) adjusted net income; and (7) adjusted diluted earnings per share. Adjusted operating income, adjusted net income, and adjusted diluted earnings per share each exclude restructuring expense, CEO transition costs, acquisition-related amortization and inventory valuation adjustments, goodwill impairment, contingent earn-out adjustments related to the acquisition, COVID vaccine incentive costs, costs of acquisition, and statutory income tax impacts for taxable after-tax measures, from the GAAP income measure. Adjusted gross profit excludes acquisition-related inventory adjustments and COVID vaccine incentive costs from the GAAP income measure. Adjusted selling and administrative expense excludes market value adjustments related to the SERP liability, CEO transition costs, acquisition-related amortization, costs of acquisition, and COVID vaccine incentive costs from the GAAP income measure. Additionally, adjusted operating income excludes market value adjustments related to the SERP liability. Adjusted EBITDA is defined as earnings before interest, income taxes, depreciation expense, amortization expense, restructuring expense, CEO transition costs, acquisition-related inventory valuation adjustments, costs of acquisition, goodwill impairment, contingent earn-out adjustments related to the acquisition, and COVID vaccine incentive costs. A reconciliation of the reported GAAP numbers to the non-GAAP financial measures is included in the Reconciliation of Non-GAAP Financial Measures table below. Management believes that Adjusted EBITDA and other metrics excluding restructuring expense, CEO transition expenses, market value adjustments related to the SERP liability, COVID vaccine incentive costs and acquisition-related adjustments are useful measurements to assist investors in comparing our performance over various reporting periods on a consistent basis by removing from operating results the impact of items that do not reflect our core operating performance.

The orders received metric is a key performance indicator used to evaluate general sales trends and develop future operating plans. Orders received represent firm orders placed by our customers during the current quarter which are expected to be recognized as revenue during current or future quarters. The orders received metric is not intended to be presented as an alternative measure of revenue recognized in accordance with GAAP.
Forward-Looking Statements

This document may contain certain forward-looking statements about the Company, such as discussions of Company’s pricing trends, liquidity, new business results, expansion plans, anticipated expenses and planned schedules. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. These statements generally can be identified by the use of words or phrases, including, but not limited to, “intend,” “anticipate,” “believe,” “estimate,” “project,” “target,” “plan,” “expect,” “setting up,” “beginning to,” “will,” “should,” “would,” “resume” or similar statements. We caution that forward-looking statements are subject to known and unknown risks and uncertainties that may cause the Company’s actual future results and performance to differ materially from expected results including, but not limited to, the possibility that any of the anticipated benefits of the transaction between the Company and Poppin will not be realized or will not be realized within the expected time period; the risk that integration of the operations of Poppin with the Company will be materially delayed or will be more costly or difficult than expected; the effect of the announcement of the Poppin transaction, including on customer relationships and operating results; the risk that any projections or guidance by the Company, including revenues, margins, earnings, or any other financial results are not realized; adverse changes in global economic conditions; successful execution of Phase 2 of the Company restructuring plan; the impact on the Company of changes in tariffs; increased global competition; significant reduction in customer order patterns; loss of key suppliers; loss of or significant volume reductions from key contract customers; financial stability of key customers and suppliers; relationships with strategic customers and product distributors; availability or cost of raw materials, components and freight; changes in the regulatory environment; global health concerns (including the impact of the COVID-19 outbreak); or similar unforeseen events. Additional cautionary statements regarding other risk factors that could have an effect on the future performance of the Company are contained in the Company’s Form 10-K filing for the fiscal year ended June 30, 2021 and other filings with the Securities and Exchange Commission.

Conference Call / Webcast

Date:	February 3, 2022
Time:	5:00 PM Eastern Time
Dial-In #:	1 800-773-2954 (International Calls - 1 847-413-3731)
Pass Code:	50245049
A webcast of the live conference call may be accessed by visiting Kimball International’s Investor Relations website at www.ir.kimballinternational.com.

For those unable to participate in the live webcast, the call will be archived at www.ir.kimballinternational.com within two hours of the conclusion of the live call.
About Kimball International, Inc.

Kimball International is a leading omnichannel commercial furnishings company with deep expertise in the Workplace, Health and Hospitality markets. We combine our bold entrepreneurial spirit, a history of craftsmanship and today’s design-driven thinking alongside a commitment to our culture of caring and lasting connections with our customers, shareholders, employees and communities.

For over 70 years, our brands have seized opportunities to customize solutions into personalized experiences, turning ordinary spaces into meaningful places. Our family of brands includes Kimball, National, Etc., Interwoven, Kimball Hospitality, D’style and Poppin.

Kimball International is based in Jasper, Indiana.

www.kimballinternational.com

Financial highlights for the second quarter ended December 31, 2021 are as follows:

Condensed Consolidated Statements of Income
(Unaudited)	Three Months Ended
(Amounts in Thousands, except per share data)	December 31, 2021		December 31, 2020
Net Sales	$151,403	100.0%	$136,197	100.0%
Cost of Sales	104,959	69.3%	90,648	66.6%
Gross Profit	46,444	30.7%	45,549	33.4%
Selling and Administrative Expenses	51,921	34.3%	45,967	33.7%
Contingent Earn-Out (Gain) Loss	(22,510)	(14.8%)	0	0.0%
Restructuring Expense	1,010	0.7%	1,616	1.2%
Goodwill Impairment	34,118	22.5%	0	0.0%
Operating Income (Loss)	(18,095)	(12.0%)	(2,034)	(1.5%)
Other Income, net	477	0.4%	1,409	1.0%
Income (Loss) Before Taxes on Income	(17,618)	(11.6%)	(625)	(0.5%)
Provision (Benefit) for Income Taxes	3,696	2.5%	213	0.1%
Net Income (Loss)	$(21,314)	(14.1%)	$(838)	(0.6%)

Earnings (Loss) Per Share of Common Stock:
Basic	$(0.58)		$(0.02)
Diluted	$(0.58)		$(0.02)

Average Number of Total Shares Outstanding:
Basic	36,749		36,962
Diluted	36,749		36,962

(Unaudited)	Six Months Ended
(Amounts in Thousands, except per share data)	December 31, 2021		December 31, 2020
Net Sales	$308,013	100.0%	$284,141	100.0%
Cost of Sales	212,472	69.0%	186,236	65.5%
Gross Profit	95,541	31.0%	97,905	34.5%
Selling and Administrative Expenses	102,080	33.1%	87,654	30.9%
Contingent Earn-Out (Gain) Loss	(17,900)	(5.8%)	0	0.0%
Restructuring Expense	2,465	0.8%	5,856	2.1%
Goodwill Impairment	34,118	11.1%	0	0.0%
Operating Income (Loss)	(25,222)	(8.2%)	4,395	1.5%
Other Income, net	43	0.0%	2,226	0.8%
Income (Loss) Before Taxes on Income	(25,179)	(8.2%)	6,621	2.3%
Provision (Benefit) for Income Taxes	1,184	0.4%	2,073	0.7%
Net Income (Loss)	$(26,363)	(8.6%)	$4,548	1.6%

Earnings (Loss) Per Share of Common Stock:
Basic	$(0.72)		$0.12
Diluted	$(0.72)		$0.12

Average Number of Total Shares Outstanding:
Basic	36,785		36,968
Diluted	36,785		37,465

	(Unaudited)
Condensed Consolidated Balance Sheets	December 31, 2021	June 30, 2021
(Amounts in Thousands)
ASSETS
Cash and cash equivalents	$16,323	$24,336
Receivables, net	52,802	58,708
Inventories	72,137	54,291
Prepaid expenses and other current assets	23,404	22,012
Property and Equipment, net	91,772	90,623
Right of use operating lease assets	12,611	14,654
Goodwill	47,844	81,962
Other Intangible Assets, net	61,604	64,478
Deferred Tax Assets	16,229	16,368
Other Assets	17,190	17,163
Total Assets	$411,916	$444,595

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current maturities of long-term debt	33	30
Accounts payable	57,722	41,537
Customer deposits	36,685	24,438
Current portion of operating lease liability	6,237	6,590
Dividends payable	3,620	3,532
Accrued expenses	31,563	39,115
Long-term debt, less current maturities	40,046	40,079
Long-term operating lease liability	10,720	12,536
Long-term earn-out liability	2,290	20,190
Other	16,336	16,878
Shareholders’ Equity	206,664	239,670
Total Liabilities and Shareholders’ Equity	$411,916	$444,595

Condensed Consolidated Statements of Cash Flows	Six Months Ended
(Unaudited)	December 31,
(Amounts in Thousands)	2021	2020
Net Cash Flow provided by Operating Activities	$12,620	$24,521
Net Cash Flow used for Investing Activities	(11,313)	(105,774)
Net Cash Flow (used for) provided by Financing Activities	(9,649)	32,456
Net Decrease in Cash, Cash Equivalents, and Restricted Cash	(8,342)	(48,797)
Cash, Cash Equivalents, and Restricted Cash at Beginning of Period	25,727	92,444
Cash, Cash Equivalents, and Restricted Cash at End of Period	$17,385	$43,647

Reconciliation of Non-GAAP Financial Measures
(Unaudited)
(Amounts in Thousands, except per share data)

Organic Net Sales
	Three Months Ended		Six Months Ended
	December 31,		December 31,
	2021	2020	2021	2020
Net Sales, as reported	$151,403	$136,197	$308,013	$284,141
Less: Poppin acquisition net sales	13,494	2,678	28,718	2,678
Organic Net Sales	$137,909	$133,519	$279,295	$281,463

Adjusted Gross Profit
	Three Months Ended		Six Months Ended
	December 31,		December 31,
	2021	2020	2021	2020
Gross Profit, as reported	$46,444	$45,549	$95,541	$97,905
Add: Pre-tax COVID vaccine incentive	1,569	0	1,569	0
Add: Pre-tax Acquisition-related Inventory Valuation Adjustment	62	42	205	42
Adjusted Gross Profit	$48,075	$45,591	$97,315	$97,947
Adjusted Gross Profit %	31.8%	33.5%	31.6%	34.5%

Adjusted Selling and Administrative Expense
	Three Months Ended		Six Months Ended
	December 31,		December 31,
	2021	2020	2021	2020
Selling and Administrative Expense, as reported	$51,921	$45,967	$102,080	$87,654
Less: Pre-tax Expense Adjustment to SERP Liability	(680)	(1,381)	(587)	(2,139)
Less: Pre-tax CEO Transition Costs	0	(141)	0	(282)
Less: Pre-tax Acquisition-related Amortization	(1,610)	(395)	(3,220)	(395)
Less: Pre-tax Costs of Acquisition	0	(3,388)	0	(3,388)
Less: Pre-tax COVID Vaccine incentive	(1,140)	0	(1,140)	0
Adjusted Selling and Administrative Expense	$48,491	$40,662	$97,133	$81,450
Adjusted Selling and Administrative Expense %	32.0%	29.9%	31.5%	28.7%

Adjusted Operating Income (Loss)
	Three Months Ended		Six Months Ended
	December 31,		December 31,
	2021	2020	2021	2020
Operating Income (Loss), as reported	$(18,095)	$(2,034)	$(25,222)	$4,395
Add: Pre-tax Restructuring Expense	1,010	1,616	2,465	5,856
Add: Pre-tax Goodwill Impairment	34,118	0	34,118	0
Add: Pre-tax Expense Adjustment to SERP Liability	680	1,381	587	2,139
Add: Pre-tax CEO Transition Costs	0	141	0	282
Add: Pre-tax Acquisition-related Amortization	1,610	395	3,220	395
Add: Pre-tax Acquisition-related Inventory Valuation Adjustment	62	42	205	42
Add: Pre-tax Costs of Acquisition	0	3,388	0	3,388
Add: Pre-tax Contingent Earn-Out (Gain) Loss	(22,510)	0	(17,900)	0
Add: Pre-tax COVID vaccine incentive	2,709	0	2,709	0
Adjusted Operating Income (Loss)	$(416)	$4,929	$182	$16,497
Adjusted Operating Income (Loss) %	(0.3%)	3.6%	0.1%	5.8%

Adjusted Net Income (Loss)
	Three Months Ended		Six Months Ended
	December 31,		December 31,
	2021	2020	2021	2020
Net Income (Loss), as reported	$(21,314)	$(838)	$(26,363)	$4,548

Pre-tax Restructuring Expense	1,010	1,616	2,465	5,856
Tax on Restructuring Expense	(259)	(416)	(634)	(1,508)
Add: After-tax Restructuring Expense	751	1,200	1,831	4,348
Pre-tax Goodwill Impairment	34,118	0	34,118	0
Tax on Goodwill Impairment	0	0	0	0
Add: After-tax Goodwill Impairment	34,118	0	34,118	0
Pre-tax CEO Transition Costs	0	141	0	282
Tax on CEO Transition Costs	0	(36)	0	(72)
Add: After-tax CEO Transition Costs	0	105	0	210
Pre-tax Acquisition-related Amortization	1,610	395	3,220	395
Tax on Acquisition-related Amortization	(414)	(102)	(829)	(102)
Add: After-tax Acquisition-related Amortization	1,196	293	2,391	293
Pre-tax Acquisition-related Inventory Valuation Adjustment	62	42	205	42
Tax on Acquisition-related Inventory Valuation Adjustment	(16)	(11)	(53)	(11)
Add: After-tax Acquisition-related Inventory Adjustment	46	31	152	31
Pre-tax Costs of Acquisition	0	3,388	0	3,388
Tax on Costs of Acquisition	0	(872)	0	(872)
Add: After-tax Costs of Acquisition	0	2,516	0	2,516
Pre-tax Contingent Earn-Out (Gain) Loss	(22,510)	0	(17,900)	0
Tax on Contingent Earn-Out (Gain) Loss	0	0	0	0
Add: After-tax Contingent Earn-Out (Gain) Loss	(22,510)	0	(17,900)	0
Pre-tax COVID Vaccine Incentive	2,709	0	2,709	0
Tax on COVID Vaccine Incentive	(697)	0	(697)	0
Add: After-tax COVID Vaccine Incentive	2,012	0	2,012	0
Adjusted Net Income (Loss)	$(5,701)	$3,307	$(3,759)	$11,946

Adjusted Diluted Earnings (Loss) Per Share
	Three Months Ended		Six Months Ended
	December 31,		December 31,
	2021	2020	2021	2020
Diluted Earnings (Loss) Per Share, as reported	$(0.58)	$(0.02)	$(0.72)	$0.12
Add: After-tax Restructuring Expense	0.02	0.03	0.05	0.12
Add: After-tax Goodwill Impairment	0.93	0.00	0.93	0.00
Add: After-tax Acquisition-related Amortization	0.03	0.01	0.07	0.01
Add: After-tax Acquisition-related Inventory Valuation Adjustment	0.00	0.00	0.01	0.00
Add: After-tax Costs of Acquisition	0.00	0.07	0.00	0.07
Add: After-tax Contingent Earn-Out (Gain) Loss	(0.61)	0.00	(0.49)	0.00
Add: After-tax COVID Vaccine Incentive	0.05	0.00	0.05	0.00
Adjusted Diluted Earnings (Loss) Per Share	$(0.16)	$0.09	$(0.10)	$0.32

Adjusted EBITDA

	Three Months Ended		Six Months Ended
	December 31,		December 31,
	2021	2020	2021	2020
Net Income (Loss)	$(21,314)	$(838)	$(26,363)	$4,548
Provision for Income Taxes	3,696	213	1,184	2,073
Income (Loss) Before Taxes on Income	(17,618)	(625)	(25,179)	6,621
Interest Expense	275	58	532	86
Interest Income	(43)	(87)	(52)	(189)
Depreciation	3,623	3,536	7,185	7,128
Amortization	2,415	1,049	4,854	1,702
Pre-tax Restructuring Expense	1,010	1,616	2,465	5,856
Pre-tax Goodwill Impairment	34,118	0	34,118	0
Pre-tax CEO Transition Costs	0	141	0	282
Pre-tax Acquisition-related Inventory Valuation Adjustment	62	42	205	42
Pre-tax Costs of Acquisition	0	3,388	0	3,388
Pre-tax Contingent Earn-Out (Gain) Loss	(22,510)	0	(17,900)	0
Pre-tax COVID Vaccine Incentive	2,709	0	2,709	0
Adjusted EBITDA	$4,041	$9,118	$8,937	$24,916
Adjusted EBITDA %	2.7%	6.7%	2.9%	8.8%

Supplementary Information
Components of Other Income, net	Three Months Ended		Six Months Ended
(Unaudited)	December 31,		December 31,
(Amounts in Thousands)	2021	2020	2021	2020
Interest Income	$43	$87	$52	$189
Interest Expense	(275)	(58)	(532)	(86)
Gain on Supplemental Employee Retirement Plan Investments	680	1,381	587	2,139
Other Non-Operating Income (Expense)	29	(1)	(64)	(16)
Other Income, net	$477	$1,409	$43	$2,226